Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We hereby consent to the inclusion by reference in this Registration Statement on Form S-8 of Hang Feng Technology Innovation Co., Ltd. of our report dated March 12, 2025, with respect to our audits of the consolidated financial statements of Hang Feng Technology Innovation Co., Ltd. and Subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 14, 2025